                                SCHEDULE 14A
                   Information Required in Proxy Statement

                          SCHEDULE 14A INFORMATION

              Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of 1934

Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement           [ ]   Confidential, for Use of the
[X]    Definitive Proxy Statement                  Commission Only (as permitted
[ ]    Definitive Additional Materials             by Rule 14a-6(e)(2))
[ ]    Soliciting Material Pursuant
       to Rule 14a-11(C) or Rule 14a-12


                       Star Multi Care Services, Inc.
              (Name of Registrant as Specified in Its Charter)


                 (Name of Person(s) Filing Proxy Statement,
                        if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         (1) Title of each class of securities to which transaction applies:


         (2) Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


         (4) Proposed maximum aggregate value of transaction:


         (5) Total fee paid:

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid:


         (2) Form, Schedule or Registration Statement No.:


         (3) Filing Party:


         (4) Date Filed:

                        STAR MULTI CARE SERVICES, INC.
                           99 Railroad Station Plaza
                          Hicksville, New York 11801

               NOTICE OF THE 1998 ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON DECEMBER 9, 1998

To the Shareholders of Star Multi Care Services, Inc.:

         NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Shareholders (the "Meeting") of Star Multi Care Services, Inc. (the "Company") will be held at the Huntington Hilton Hotel, 598 Broadhollow Road, Melville, New York 11747 on Wednesday, December 9, 1998 at 4:00 P.M., local time, to consider and act upon the following matters:

         (1) The election of a board of eight directors to serve until the next annual meeting of shareholders and until their respective successors are elected and qualified;

         (2) The ratification and approval of the appointment of Holtz Rubenstein & Co., LLP as the Company's independent certified public accountants for the fiscal year ending May 31, 1999; and

         (3) To approve an amendment to the Company's 1992 Stock Option Plan that would increase the total number of shares authorized to be issued therein by 300,000 shares.

         (4) The transaction of such other business as may properly come before the Meeting or any adjournments or postponements thereof.

         The enclosed form of proxy has been prepared at the direction of the Board of Directors of the Company and is sent to you at its request. The persons named in said proxy have been designated by the Board of Directors.

         Information regarding the matters to be acted upon at the Meeting is contained in the accompanying Proxy Statement.

IF YOU DO NOT EXPECT TO BE PRESENT PERSONALLY AT THE MEETING AND YOU WISH YOUR SHARES TO BE VOTED AT THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY BY MAIL IN THE POSTAGE-PAID ENVELOPE SENT TO YOU HEREWITH FOR THAT PURPOSE. IF YOU LATER FIND THAT YOU CAN BE PRESENT AT THE MEETING OR FOR ANY OTHER REASON DESIRE TO REVOKE OR CHANGE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS VOTED.

         The Board of Directors has fixed the close of business on October 30, 1998 as the time when shareholders entitled to notice of and to vote at the Meeting shall be determined and all persons who are holders of record of the Company's Common Stock at such time, and no others, shall be entitled to notice of and to vote at the Meeting or any adjournments or postponements thereof. Holders of a majority of the outstanding shares of the Company's Common Stock must be present in person or by proxy in order for the Meeting to be held.

         A copy of the Company's Annual Report to Shareholders containing the financial statements of the Company for the fiscal year ended May 31, 1998 accompanies this Notice.

                                     By Order of the Board of Directors,

                                     /s/ STEPHEN STERNBACH
                                     ---------------------
                                     STEPHEN STERNBACH

                                     President and Chief Executive Officer

Hicksville, New York
November 5, 1998

                        STAR MULTI CARE SERVICES, INC.
                           99 RAILROAD STATION PLAZA
                          HICKSVILLE, NEW YORK 11801

                                ---------------
                                PROXY STATEMENT
                                ---------------

             1998 ANNUAL MEETING OF SHAREHOLDERS, DECEMBER 9, 1998

         This Proxy Statement is furnished to the holders of Common Stock, par value $.001 per share ("Common Stock") of Star Multi Care Services, Inc. (the "Company") in connection with the solicitation by the board of directors (the "Board of Directors" or the "Board") of the Company of proxies (the "Proxy" or "Proxies") in the accompanying form for use at the 1998 Annual Meeting of Shareholders of the Company to be held at 4:00 P.M. on December 9, 1998, at the Huntington Hilton Hotel, 598 Broadhollow Road, Melville, New York, or at any adjournments or postponements thereof (the "Meeting"), for the purposes set forth in the accompanying Notice of 1998 Annual Meeting of Shareholders.

         The presence, either in person or by properly executed Proxies, of a majority of the shares of the Company's Common Stock entitled to vote is necessary to constitute a quorum at the Meeting. Both abstentions and broker non-votes are considered present for purposes of determining a quorum but are excluded from votes cast.

         This Proxy Statement and the accompanying form of Proxy are being mailed on or about November 5, 1998. The Board of Directors of the Company has fixed the close of business on October 30, 1998 as the Record Date for the determination of shareholders entitled to notice of, and to vote at, the Meeting. Accordingly, only holders of record of shares of Common Stock at the close of business on the Record Date are entitled to notice of, and to vote at, the Meeting. As of September 28, 1998, 5,228,122 shares of Common Stock were outstanding and held of by 730 shareholders of record. Each share is entitled to one vote.

         When a Proxy is returned, properly signed and dated, the shares represented thereby will be voted in accordance with the instructions on the Proxy. If a shareholder does not attend the Meeting and does not return the signed Proxy, such shareholder's shares will not be voted. If a shareholder returns a signed Proxy but does not indicate how his or her shares are to be voted, such shares will be voted FOR each of the nominees named in this Proxy Statement, FOR the ratification and approval of the appointment of Holtz Rubenstein & Co., LLP as the Company's independent certified accountants for the fiscal year ending May 31, 1999 and FOR the amendment to the Company's 1992 Stock Option Plan. As of the date of this Proxy Statement, the Board of Directors does not know of any other matters which are to come before the Meeting. If any other matters are properly presented at the Meeting for consideration, the persons named in the enclosed Proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

         Any Proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by
(i) filing with the Secretary of the Company, at or before the taking of the vote at the Meeting, a written notice of revocation bearing a later date than the Proxy, (ii) duly executing a later dated Proxy relating to the same shares of Common Stock and delivering it to the Secretary of the Company before taking the vote at the Meeting or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute a revocation of a Proxy). Any written notice of revocation or subsequent Proxy should be sent so as to be delivered to Star Multi Care Services, Inc., 99 Railroad Station Plaza, Hicksville, New York, 11801,
Attention: Gregory Turchan, Corporate Secretary, or hand delivered to the Secretary of the Company at or before the taking of the vote at the Meeting.

         The Company will bear the cost of the solicitation of Proxies from its shareholders. In addition to solicitation by use of the mails, Proxies may be solicited by directors, officers and employees of the Company in person or by telephone or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for out-of-pocket expenses incurred in connection with such solicitation. Arrangements also will be made with custodians, nominees and fiduciaries for the forwarding of proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and the Company will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                AND MANAGEMENT

         Set forth below is the ownership of the Company's Common Stock at September 28, 1998 by (i) the only persons or groups who were owners of record or were known by the Company to beneficially own on September 28, 1998 more than 5% of the outstanding shares of Common Stock; (ii) each director and nominee for director of the Company; (iii) each executive officer named in the Summary Compensation Table under the caption "Executive Compensation" below; and (iv) all directors and executive officers of the Company as a group. The Company understands that, except as noted below, each beneficial owner has sole voting and investment power with respect to all shares attributable to such owner.

                                                      Amount and Nature
Name and Address                                        of Beneficial                   Percent
of Beneficial Owner                                      Ownership*                   of Class (1)
-------------------                                      ----------                   ------------
Stephen Sternbach
c/o Star Multi Care Services, Inc.
99 Railroad Station Plaza
Hicksville, NY 11801                                      898,180(2)                       16.9%

Ivan Kaufman
c/o Arbor Home Healthcare
Holdings, LLC
333 Earl Ovington Boulevard
Uniondale, New York 11553                                 672,096(3)                       12.84%

Arbor Home Healthcare Holdings,
LLC
333 Earl Ovington Boulevard
Uniondale, New York 11553                                 672,096(4)                       12.84%

Coss Holding Corp.
One Old Country Road
Suite 420
Carle Place, New York 11514                               330,305(5)                       6.32%

William Fellerman
c/o Star Multi Care Services, Inc.
99 Railroad Station Plaza
Hicksville, NY 18801                                      21,012(6)                           **

                                     -------------------------------------------
                                     (footnotes are continued on following page)

                                                      Amount and Nature
Name and Address                                        of Beneficial                   Percent
of Beneficial Owner                                      Ownership*                   of Class (1)
-------------------                                      ---------                    ------------
Charles Berdan
281 Potomac Drive
Basking Ridge, NJ 07920                                   11,019 (9)                          **

John P. Innes II
8 Breckenridge Lane
Savannah, GA 31411                                        11,113 (9)                          **

Matthew Solof
33 Fairbanks Boulevard
Woodbury, NY 11797                                        11,540 (9)                          **

Melvin L. Katten
1480 Tower Road
Winnetka, IL  60093                                       66,913 (9)                       1.08%

Gary L. Weinberger
38 Clayton Drive
Dix Hills, NY 11746                                       18,400 (9)                          **

Gregory Turchan
c/o Star Multi Care Services, Inc.
99 Railroad Station Plaza
Hicksville, NY 18801                                      36,630 (8)                          **

All directors and executive
officers of the Company as a group
(9 persons)                                            1,748,903 (7)                       32.88%


----------


* All share amounts in this Proxy Statement have been adjusted to take into account the stock dividends effectuated on May 30, 1995, January 12, 1996 and November 4, 1996, respectively.

**   Indicates less than 1% of the outstanding shares of the Company's
     Common Stock.

(1) Shares subject to options are considered outstanding only for the purpose of computing the percentage of outstanding Common Stock which would be owned by the optionee if the options were so exercised, but (except for the calculation of beneficial ownership by all executive officers and directors as a group) are not considered outstanding for the purpose of computing the percentage of outstanding Common Stock owned by any other person.

(2) Includes 119,606 shares of the Company's Common Stock owned by the Stephen Sternbach Family Trust; Mr. Sternbach disclaims beneficial ownership with respect to these shares. Also includes 87,545 shares of the Company's Common Stock which Mr. Sternbach has a currently exercisable option to purchase pursuant to the Company's 1992 Stock Option Plan.

(3) Based upon Mr. Kaufman's ninety-nine (99%) percent ownership interest in Arbor Home Healthcare Holdings, LLC, as disclosed in a copy of a Schedule 13D received by the Company and includes an option to purchase 5,000 shares of the Company's common stock granted under the Company's 1997 Non-Employee Director Stock Option Plan.

(4)  Based upon a copy of a Schedule 13D received by the Company.
     Includes 330,305 shares of the Company's Common Stock of which dispositive power is shared with Coss Holding Corp and includes an option held by Ivan Kaufman to purchase 5,000 shares of the Company's common stock granted under the Company's 1997
     Non-Employee Director Stock Option Plan..

(5)  Based upon a copy of a Schedule 13D received by the Company.

(6) Includes 21,012 shares of the Company's Common Stock which Mr. Fellerman has a currently exercisable option to purchase pursuant to the Company's 1992 Stock Option Plan.

(7) Includes 667,096 shares of the Company's Common Stock subject to an irrevocable proxy whereby the Board of Directors of the Company was granted the power to vote such shares in connection with the merger relating to Extended Family Care Corporation.

(8) Includes options to purchase 36,630 shares of the Company's common stock granted under the Company's 1992 Stock Option Plan.

(9) Includes options to purchase 10,000 shares of the Company's common stock granted under the Company's 1997 Non-Employee Director Stock Option Plan.

                      PROPOSAL 1 - ELECTION OF DIRECTORS

         At the Meeting, eight directors are to be elected. Pursuant to the Company's By Laws, all directors are elected to serve for the ensuing year and until their respective successors are elected and qualified. Unless otherwise directed, the persons named in the enclosed Proxy intend to cast all votes pursuant to Proxies received for the election of Stephen Sternbach, Gregory Turchan, Charles Berdan, John P. Innes II, Matthew Solof, Melvin L. Katten, Gary L. Weinberger and Ivan Kaufman (collectively, the "Nominees").

         Each of the Nominees has consented to serve as a director if elected. Each of the Nominees currently serve as a director and was elected to that position at the Company's 1997 Annual Meeting of Shareholders, except for Gregory Turchan, whom was elected to the Board of Directors on May 20, 1998. Pursuant to the terms of the Agreement and Plan of Merger dated as of January 3, 1997, as amended on April 6, 1997 between Extended Family Care Corporation, a New York corporation ("EFCC") and the Company, providing for the merger (the "Merger") of EFCC with and into a wholly-owned subsidiary of the Company with the wholly-owned subsidiary of the Company continuing the operations of EFCC, the Company agreed to take such reasonable action as may be necessary to cause Ivan Kaufman to be appointed to the Board of Directors of the Company at each of the next two annual meetings of the Company's shareholders following the effective time of the Merger, for service on such Board until the next such annual meeting of the Company's shareholders following such two annual meetings. Unless authority to vote for any director is withheld in a Proxy, it is intended that each Proxy will be voted FOR each of the Nominees. In the event that any of the Nominees for director should, before the Meeting, become unable to serve or for good cause will not serve if elected, it is intended that shares represented by Proxies which are executed and returned will be voted for such substitute nominees as may be recommended by the Company's existing Board of Directors, unless other directions are given in the Proxies. To the best of the Company's knowledge, all the Nominees will be available to serve.

                                  Position Held with the             Directors
Name                       Age    Company                              Since
----                       ---    ----------------------             ---------
Stephen Sternbach          43     Chairman of the Board of              1987
                                  Directors, President and Chief
                                  Executive Officer

Charles Berdan  + * x      49     Director                              1994

John P. Innes II  + * x    64     Director                              1991

Matthew Solof   + * x      45     Director                              1992

                                               ---------------------------------
                                               (footnotes are on following page)

                                  Position Held with the               Directors
Name                       Age    Company                                Since
----                       ---    ---------------------------           ------
Melvin L. Katten           62     Director                                1996

Gary L. Weinberger         49     Director                                1996

Ivan Kaufman               37     Director                                1997

Gregory Turchan            40     Senior Vice President,                  1998
                                  Secretary, Chief Operating
                                  Officer, and Director


+  Member of Compensation Committee
*  Member of Stock Option Committee
x  Member of Audit Committee

Background of Nominees:

         Stephen Sternbach has been the Chairman of the Board of Directors, President and Chief Executive Officer of the Company since 1987. From 1978 to 1986, Mr. Sternbach was associated with Automated Data Processing, Inc. ("ADP"), a provider of information services where he held several marketing positions and ultimately the position of Director of Sales. Mr. Sternbach has served on the Board of Trustees of the Long Island Chapter of the National Multiple Sclerosis Society since 1996. Mr. Sternbach earned a Masters Degree in Public Administration from Syracuse University and a B.A. in Industrial Relations & Personnel Administration from Ithaca College.

         William Fellerman resigned as Chief Financial Officer of the Company on September 15, 1998. Mr. Fellerman resigned as Secretary and Treasurer and a director of the Company on May 31, 1998. Previously, Mr. Fellerman had been the Chief Financial Officer, Secretary and Treasurer of the Company since November 1992 and a director of the Company since 1990. Mr. Fellerman is a certified public accountant and was, until June 15, 1994, a partner in the accounting firm of Fellerman, Cohen and Tempesta and had been for more than the five years prior thereto.

         Charles Berdan became a director of the Company in April 1994 and served as a Branch Manager of the Company from September 1993 to March 1994. Since April 1994, Mr. Berdan has served as a Sales Executive for Automatic Data Processing, Inc. ("ADP"), a provider of information services. From January 1993 to September 1993, Mr. Berdan was a Vice President of the Senior Bulletin, a newspaper, which the Company purchased in September 1993. He also served from July 1990 through July 1992 as a Division Vice President of Managistics, Inc., a payroll services company. For at least the two years prior to July 1990, Mr. Berdan was a Vice President of ADP.

         John P. Innes II has been a director of the Company since 1991. Since May of 1996, he has been Special Counsel to ValuJet Airlines. He has acted as a private investor and consultant since July 1994. Previously, he was the Chairman of Commonwealth Associates, an investment bank, from January 1992 to June 1994. Mr. Innes also has served as Managing Director of Sabre Insurance Company, a casualty insurance company (1986-1991), President of Boxhall Group, Inc., a holding company for Sabre Insurance Company (1986-1991), Vice Chairman of the Board of Directors of Wheeling-Pittsburgh Steel Corporation, an integrated steel manufacturing company (1987-1990) and a private investor and consultant (1990-1992).

         Matthew Solof has been a director of the Company since November 1992. Since 1991, he has been the President and Chief Executive Officer of AMI Group, a real estate development and acquisition company, and President and Chief Executive Officer of Mercantile Mortgage Association, a mortgage lending company. From 1983 to 1992, Mr. Solof was a trader at IRV Companies, a firm which specializes in oil trading, and from 1981 to 1991 he was President and Chief Executive Officer of Matthew Solof Trading Company, a firm which also specializes in oil trading.

         Melvin L. Katten, an attorney, has been a Senior partner in the Chicago law firm of Katten Muchin & Zavis since 1974. He was a director of Amserv Healthcare Inc., a Delaware corporation ("Amserv") from 1985 until consummation of the merger of a wholly-owned subsidiary of the Company with and into Amserv in August 1996. Mr. Katten also serves as a director of Washington Scientific Industries, Inc., a publicly-held company.

         Gary L. Weinberger has been engaged in the private practice of orthodontics for more than the past twenty years. In addition, Dr. Weinberger is engaged as a consultant on financial planning and management. Dr. Weinberger is a member of the International Board of Standards and Practices for Financial Planners, the International Association of Financial Planners and the American Association of Orthodontists.

         Ivan Kaufman is the founder and CEO of Arbor National Commercial Mortgage, LLC, a leading provider of debt and equity financing to multifamily, health care and commercial borrowers nationwide, since 1995. From 1983 to 1995, Mr. Kaufman was the founder, chairman and CEO of Arbor National Holdings, Inc. ("Holdings") and Arbor National Mortgage, Inc. ("National Mortgage"). Holdings was a publicly held NASDAQ listed holding company with National Mortgage, a leading residential mortgage bank, its largest subsidiary until it was sold to Bank of America in January 1995. Mr. Kaufman is the President and 99% owner of Arbor Home Healthcare Holdings, LLC, ("Arbor Health"), since 1995. Mr. Kaufman is also President and 99% owner of Arbor Management, LLC, since 1995. Arbor Management has a management agreement to perform various management services for various entities from time to time and had management control of Extended Family Care Corporation through a management agreement from October 1995 until its sale in September 1997 to the Company. Mr. Kaufman currently serves on the Executive Board of the North Shore Hebrew Academy and is a Board Trustee of the Great Neck Synagogue. He also serves as Treasurer of the Israeli Tribute Committee. Mr. Kaufman earned a J.D. from Hofstra University School of Law, and a B.A. in Business Administration from Boston University.

Gregory Turchan was elected Senior Vice President, Chief Operation Officer and a member of the Board of Directors of the Company on May 20, 1998. Previously, he had served as Vice President-Operations of the Company since 1996. Mr. Turchan was originally employed by the Company in 1995 to assist in the transition of an acquisition by the Company. Prior to 1995, Mr. Turchan served as an officer of Long Island Nursing Registry, Inc. a home health care provider acquired by the Company in 1995.

Meetings of the Board of Directors

         During the Company's last fiscal year, its Board of Directors held five (5) meetings and acted on one (1) occasion by unanimous written consent without a meeting.

         The Stock Option Committee of the Board of Directors consists of Messrs. John P. Innes II, Matthew Solof and Charles Berdan. The function of this committee, which held one (1) meeting during the past fiscal year and acted four times by unanimous written consent without meeting, to administer the Company's stock option plans.

         The Audit Committee of the Board of Directors consists of Messrs. John P. Innes II, Matthew Solof and Charles Berdan and its function is to nominate independent auditors, subject to approval by the Board of Directors, and to examine and consider matters related to the audit of the Company's accounts, the financial affairs and accounts of the Company, the scope of the independent auditors' engagement and their compensation, the effect on the Company's financial statements of any proposed changes in generally accepted accounting principles, disagreements, if any, between the Company's independent auditors and management, and matters of concern to the independent auditors resulting from the audit, including the results of the independent auditors' review of internal accounting controls. The Audit Committee held one (1) meeting during the past fiscal year.

         The Compensation Committee of the Board of Directors consists of Messrs. John P. Innes II, Matthew Solof and Charles Berdan and its function is to fix the salaries, bonuses and other compensation arrangements of the executive officers of the Company, and it also has the authority to examine, administer and make recommendations to the Board with respect to benefit plans and arrangements (other than the stock option plans which are administered by the Stock Option Committee) of the Company and its subsidiaries. The Compensation Committee held one (1) meeting during the past fiscal year.

         The Compliance Committee of the Board of Directors consists of Messrs. Charles Berdan, Gary L. Weinberger and Gregory Turchan. The function of this committee, which had one meeting during the past fiscal year, is to examine and consider matters relating to regulatory and managerial compliance.

         The Board of Directors has no standing nominating committee.

         Each incumbent director attended at least 75% of the meetings of the Board of Directors and the committee on which he served which were held while he was serving as a director and/or committee member during the Company's last fiscal year, except for Ivan Kaufman who attended only two of the five Board of Directors meetings.

Compensation Committee Interlocks and Insider Participation

         No members of the Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of its common stock, to file reports of ownership and changes of ownership with the Securities and Exchange Commission ("SEC") and each exchange on which the Company's securities are registered. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all ownership forms they file.

         Based solely on its review of the copies of such forms received by it, or written representations from certain persons that no Form 5 was required for those persons, the Company believes that, during the year ended May 31, 1998, its officers, directors and greater than ten-percent shareholders complied with all applicable Section 16 filing requirements.

Performance Graph

         Set forth below is a graph comparing the yearly change in the cumulative shareholder return of the Company's Common Stock with the National Association of Securities Dealers Automated Quotation Market Index and a peer group index of five competing companies for the same period. The comparison assumes $100 was invested at the close of business on May 28, 1993 in the Company's Common Stock and in each of the comparison groups, and assumes reinvestment of dividends. The Company paid no cash dividends during the periods.

                     CUMULATIVE TOTAL SHAREHOLDER RETURNS
                            (Dividends Reinvested)

                                                  Year Ending
                             Base
                           Period
Company Name/Index         5/28/93  5/31/94  5/31/95  5/31/96  5/30/97  5/29/98
------------------         ------   -------  -------  -------  -------  -------
STAR MULTI CARE SERVICES   100.00   142.79   214.19   423.97   286.30   155.08
NASDAQ - U.S.              100.00   109.66   120.03   169.42   190.08   241.34
PEER GROUP                 100.00    92.57   135.98   118.89    91.05    60.94

Peer Group Companies
--------------------------------------------------------------------------------
HOME HEALTH CORPORATION
OF AMERICA, INC.
IN HOME HEALTH, INC.
NATIONAL HOME HEALTH CARE
STAFF BUILDERS INC
TRANSWORLD HEALTHCARE INC

Compensation Committee Report

         Overview and Philosophy

         The Compensation Committee of the Board of Directors is composed of three directors, Messrs. Berdan, Innes and Solof. The Compensation Committee is responsible for developing and making recommendations to the Board of Directors with respect to the Company's executive compensation policies. The Compensation Committee's executive compensation philosophy (which is intended to apply to all members of the Company's management, including its Chief Executive Officer) is to provide competitive levels of compensation, integrate managements' pay with achievement of the Company's performance goals, reward above average corporate performance, recognize individual initiative and achievement and assist the Company in attracting and retaining qualified management.

         The objectives of the Company's executive compensation program are to:

             *    Support the achievement of desired Company performance.
             * Provide compensation that will attract and retain superior talent and reward performance.

         The executive compensation program provides an overall level of compensation opportunity that is competitive within the health care industry, as well as with a broader group of companies of comparable size and complexity.

         Executive Officer Compensation

         The Company's executive officer compensation is comprised of base salary, annual cash bonus and long-term incentive compensation in the form of stock options and various benefits, including medical plans generally available to employees of the Company.

         It is the philosophy of the Compensation Committee that compensation of executive officers should be closely aligned with the financial performance of the Company. Accordingly, benefits are provided through stock option incentives and bonuses which are generally consistent with the goal of coordinating the rewards to management with a maximization of shareholder return. In reviewing Company performance, consideration is given to the Company's earnings.

Also taken into account are external economic factors that effect results of operations. An attempt is also made to maintain compensation within the range of that afforded like executive officers at companies whose size and business is comparable to that of the Company.

         CEO Compensation

         In the case of Stephen Sternbach, the Chief Executive Officer, the Compensation and Stock Option Committee evaluates the Company's mid and long range strategic planning and its implementation as well as the considerations impacting the compensation of executive officers generally which are described above. Pursuant to the terms of his employment agreement with the Company, Mr. Sternbach was paid a bonus of $109,251 for the year ended May 31, 1997.

         Benefits

         The Compensation Committee endorses the position that equity ownership by management is beneficial in aligning managements' and shareholders' interest in the enhancement of shareholder value. Stock options were granted at exercise prices equal to the market value of the Company's Common Stock on the date of grant.

         The Company provides to executive officers medical benefits that generally are available to Company employees. The amount of perquisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation, did not exceed 10% of salary for fiscal 1998.

                            EXECUTIVE COMPENSATION

         The following table provides information with respect to all compensation paid or accrued by the Company during the three most recent fiscal years ended May 31, to those Executive officers of the Company whose salary and bonus for fiscal 1998 exceeded $100,000.

                          Summary Compensation Table

                                                Annual Compensatiom                   Long Term Compensation
                                                -------------------                   ----------------------
                                                     Other                                 Awards
Name and                                             Annual   Restricted
Principal                                            Compen-  Stock            Securities          LTIP                  All Other
Position                 Year    Salary($)  Bonus($) sation          Awards      Underlying Options(#)    Payments($)
-----------              ----    ---------  -------- -------         ------     ------------------------  -----------
Compensation(1)

Stephen Sternbach        1998    $257,250   _        --                 --            --           --     $323,941 (1)
Chief Executive Officer, 1997    $257,250   $109,251     --       --                  --             --    $35,000 (2)
President and            1996    $250,000   $34,371      --             --                    21,000 --    $10,000 (2)

Chairman of the Board

Gregory Turchan          1998    $121,627
Senior Vice President,   1997    $100,000   $25,000
Secretary and            1996    $100,000
Chief Operating Officer

William Fellerman        1998    $100,000                                                                  $24,000 (3)
                         1997    $100,000   $50,000
                         1996    $100,000

-----------------------------

(1) Represents money's credited by the Company to a book reserve account as contingent deferred compensation for the benefit of Mr. Sternbach pursuant to a Non-Qualified Retirement and Death Benefit Agreement between the Company and Mr. Sternbach and $288,941 earned by Mr. Sternbach upon the exercise of stock options previously granted.

(2) Represents money's credited by the Company to a book reserve account as contingent deferred compensation for the benefit of Mr. Sternbach pursuant to a Non-Qualified Retirement and Death Benefit Agreement between the Company and Mr. Sternbach.

(3) Represents earnings from the exercise of stock options previously granted.

                     Option/SAR Grants in Last Fiscal Year

                                                                                        Potential
                                                                                        Realized Value at
                                                                                        Assumed Annual
                                                                                        Rates of Stock
                                                                                        Price
                                                                                        Appreciation
                                                                                        for Option Term

------------------------------------------------------------------------------------------------------------------------------------
(a)                        (b)    (C)                (d)               (e)              (f)      (g)
                  Number of         % of Total
                  Securities        Options/SARs
                  Underlying        Granted to
                  Options/SARs      Employees in     Exercise or Base           Expiration
Name              Granted (#)       Fiscal Year      Price ($/Sh)      Date             5%       10%
------------------------------------------------------------------------------------------------------------------------------------
Stephen Sternbach   40,000          32.8             $2.68             9/07/02          $29,617  $49,752
Gregory Turchan     15,000          12.3             $2.44             9/07/02          $10,112  $22,345



              Aggregated Option Exercises in Last Fiscal Year and
                        Fiscal Year-End Option Values

         The following table contains information concerning the number and value, at May 31, 1998, of the exercised and unexercised options held by Mr. Sternbach.

                                                      Number of Securities
                                                     Underlying Unexercised              Value of Unexercised
               Shares                                Options Held at Fiscal          In-the-Money Options Held at
               Acquired on      Value                       Year-End                       Fiscal Year-End
Name           Exercise (#)     Realized ($)       (Exercisable/Unexercisable)      (Exercisable/Unexercisable)(1)
----           ------------     ------------       ---------------------------      ------------------------------
Stephen            12,000       $11,880                     87,545/0                              $0
Sternbach

----------

(1) Fair market value of underlying securities (the closing price of the Company's Common Stock on the Nasdaq National Market) at fiscal year end (May 31, 1998), minus the then effective exercise price.

Compensation of Directors

         The Company's non-employee directors are paid a fee of $750 for each Board of Directors meeting which they attend. They are not paid any additional fee for serving on any committees of the Board of Directors. However, in September 1998, the outside directors were granted a non-statutory stock option for the right to purchase up to 5,000 shares of common stock of the Company.

Employment Agreements

         The Company has an employment agreement with Stephen Sternbach dated as of December 3, 1995 (the "Sternbach Employment Agreement"). The Sternbach Employment Agreement has a term of five years and provides for an initial annual salary of $250,000 (subject to annual increase by the amount of the increase in the Consumer Price Index from the immediate preceding year) plus a bonus of 6% of the Company's net profit before taxes in excess of $1,200,000, not to exceed an aggregate annual bonus of $500,000. The Sternbach Employment Agreement provides that after a Change in Control (as defined in the Sternbach Employment Agreement) of the Company has occurred, if either Mr. Sternbach terminates his employment within six months after he has obtained actual knowledge of the Change in Control or the Company (or any successor thereto) terminates his employment with the Company within one year after the Change in Control, Mr. Sternbach will be entitled to receive
(i) his salary, bonuses, awards, perquisites and benefits including, without limitation, benefits and awards under the Company's stock option plans and pension and retirement plans and programs, accrued through the date Mr. Sternbach's employment with the Company is terminated and (ii) a lump-sum payment in cash equal to 2.99 times Mr. Sternbach's base amount.

         The Company and Mr. Sternbach are also parties to a Consulting Agreement (the "Sternbach Consulting Agreement") pursuant to which the Company has agreed to retain Mr. Sternbach as a consultant for a period of two years from the time that his employment with the Company terminates. Pursuant to the Sternbach Consulting Agreement, the Company has agreed to pay Mr. Sternbach $150,000 per year and he will be entitled to participate in the health insurance and similar benefits which the Company provides to any of its other consultants.

         In addition, the Company and Mr. Sternbach are parties to a Non-Qualified Retirement and Death Benefit Agreement dated February 1, 1994, pursuant to which the Company credits to a bank reserve (the "Deferred Compensation Account") established for that purpose, an amount not to exceed ten (10%) percent of Mr. Sternbach's gross annual salary during Mr. Sternbach's employment with the Company. Any funds so credited to the Deferred Compensation Account may be kept in cash or invested and reinvested in mutual funds, stocks, bonds, securities or other assets as may be selected by the Company's Chief Financial Officer in his discretion. Mr. Sternbach has agreed to assume all risk in connection with any decrease in value of the funds which are invested. Unless otherwise forfeited, Mr. Sternbach shall be entitled to the Deferred Compensation Account upon his termination, disability or death or if the Company is involved in a merger or is acquired by another company.

         On July 12, 1997, the Company entered into a Severance Agreement with William Fellerman that would provide him with a severance payment should he terminated without cause, as defined in the agreement, Effective May 31, 1998, the Company terminated Mr. Fellerman without cause whereby Mr. Fellerman shall receive an aggregate of $275,000 payable over a thirty-six month period.

         On May 19, 1995, the Company entered into an employment agreement with Gregory Turchan so that he could assist the Company in the acquisition of Long Island Nursing Registry, Inc. Therefore, this agreement was amended to extend the term through May 18, 1999 at an annual salary of $117,500 with the ability of Mr. Turchan to earn an annual bonus equal to five percent of the pre-tax income of the Company, excluding extraordinary items, not to exceed $25,000. Effective May 1998, Mr. Turchan's salary was increased to $130,000.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Stephen Sternbach has outstanding loans in the principal amount, as of September 15, 1997 of $91,204 from the Company and a subsidiary of the Company. The loan from the subsidiary has been assigned to the Company. These loans bear interest at 6% per annum and each have a scheduled maturity date of August 1, 1998. These loans have been extended for an additional year.

         In connection with services provided to the Company during the fiscal years ended May 31, 1996, 1997 and 1998 the Company paid William Fellerman, CPA, P.C., approximately $100,000, $149,996 and $100,000, respectively each year. Mr. Fellerman, was a director, Chief Financial Officer, Treasurer and Secretary of the Company, is the sole shareholder of that corporation.

         In addition, the Company entered into an agreement with Mr. Fellerman providing for the payment of certain severance benefits upon the occurrence of a change of control of the Company as defined therein and the termination of Mr. Fellerman's position as an officer and/or director of the Company or the reduction in the payment for services to William Fellerman, CPA, P.C. [See Employment Agreements]

PROPOSAL 2 -  RATIFICATION AND APPROVAL OF APPOINTMENT OF INDEPENDENT
              AUDITORS

         The Board of Directors has selected the accounting firm of Holtz Rubenstein & Co., LLP to serve as independent auditors of the Company for the fiscal year ending May 31, 1999 and proposes the ratification and approval of such decision. Holtz Rubenstein & Co., LLP has served as the principal independent auditors of the Company since March 1993 and is familiar with the business and operations of the Company. Representatives of Holtz Rubenstein & Co., LLP are expected to be present at the Meeting and will have the opportunity to make a statement if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions during the Meeting.

         The Board of Directors recommends a vote FOR ratification and approval of the selection of Holtz Rubenstein & Co., LLP as the independent auditors for the Company for the year ending May 31, 1999.

PROPOSAL 3 -  AMENDMENT TO THE COMPANY'S 1992 STOCK OPTION PLAN

         The Star Multi Care Services, Inc. 1992 Stock Option Plan (the "Plan") presently has authorized 675,000 shares that may be granted and issued therein. As of September 28, 1998, 638,703 shares have been granted under the Plan, with 36,294 remaining. Therefore, the Board of Directors have approved a resolution and hereby submit to the shareholders for approval an increase in the number of shares that may be granted and issued under the Plan by 300,000 shares to 975,000 shares. The Board of Directors believe that stock options should be an integral component to the Company's total compensation plan.

         The Board of Directors recommends a vote FOR ratification and approval of the amendment to the Plan as discussed above.

                              VOTING REQUIREMENTS

         Directors are elected by a plurality of the votes cast at the Meeting. The affirmative vote of a majority of the votes cast at the Meeting will be required to ratify and approve the appointment of Holtz Rubenstein & Co., LLP as independent auditors of the Company for the fiscal year ending May 31, 1998. Abstentions and broker non-votes with respect to any matter are not considered as votes cast with respect to that matter.

                                 OTHER MATTERS

         The Board of Directors of the Company knows of no other matter to come before the Meeting. However, if any matter requiring a vote of the Shareholders should arise, it is the intention of the persons named in the enclosed form of Proxy to vote such Proxy in accordance with their best judgment.

Shareholder Proposals

         Shareholder proposals intended to be presented at the 1998 Annual Meeting of Shareholders must be received by the Company by July 7, 1999 for possible inclusion in the proxy material relating to such meeting.

Annual Report on Form 10-K

         A copy of the Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1998, which has been filed with the Securities and Exchange Commission, is available to shareholders to whom this Proxy Statement is mailed upon written request to Mr. Rey Romeu, Star Multi Care Services, Inc., 99 Railroad Station Plaza, Hicksville, New York 11801.

                                  By order of the Board of Directors,

                                  /s/ STEPHEN STERNBACH
                                  ----------------------
                                  STEPHEN STERNBACH
                                  President and Chief Executive Officer


Dated:   November 5, 1998
Hicksville, New York

PROXY                   STAR MULTI CARE SERVICES, INC.                    PROXY
          This Proxy is solicited on behalf of the Board of Directors
          PROXY for Annual Meeting of Shareholders - December 9, 1998

The undersigned shareholder of common stock of STAR MULTI CARE SERVICES, INC. hereby constitutes and appoints Stephen Sternbach and Gregory Turchan, and each of them, as proxies for the undersigned, each with full power of substitution, to vote and otherwise represent all of the shares of the undersigned of the 1998 Annual Meeting of Shareholders of the Company to be held at the Huntington Hilton Hotel, 598 Broadhollow Road, Melville, New York 11747 on Wednesday, December 9, 1998 at 4:00 P.M., local time, and at any adjournments or postponements thereof, as if the undersigned were present and voting the shares, in the following manner:

(1)  Election of Directors:

     / / FOR ALL nominees listed below        / /  WITHHOLD AUTHORITY
     (except as indicated to the contrary     to vote for all nominees listed
     below)                                   below)

NOMINEES: Stephen Sternbach, Gregory Turchan, Charles Berdan, John P. Innes II, Matthew Solof, Melvin L. Katten, Gary L. Weinberger and Ivan Kaufman (Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below)

-------------------------------------------------------------------------------


(2) Ratification and approval of the appointment of Holtz Rubenstein & Co., LLP as the Company's independent certified accountants:

     / / FOR             / / AGAINST                / / ABSTAIN

(3) Approval of an amendment to the Company's 1992 Stock Option Plan that would increase the total number of shares authorized to be issued therein by 300,000 shares.

     / / FOR             / / AGAINST                / / ABSTAIN

This Proxy is solicited on behalf of the Board of Directors and, unless contrary instructions are indicated, will be voted FOR the election of all nominees for directors, FOR ratification and approval of the appointment of Holtz, Rubenstein & Co., LLP as the Company's independent certified accountants and FOR the proposed amendment to the Company's 1992 Stock Option Plan. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Meeting, Proxy Statement and Annual Report to Shareholders of the fiscal year ended May 31, 1998 and hereby revokes any proxy or proxies previously given.

                                     Dated:________________________, 1998


                                     ----------------------------------
                                                  Signature

                                     ----------------------------------
                                                  Signature

Please date and sign exactly as name appears hereon. If signing as attorney, executor, administrator, trustee, or guardian, please indicate the capacity in which your are acting. Proxies executed by corporations should be signed in the corporation's full name by a duly authorized officer. Proxies executed by partnerships should be signed in the partnership name by an authorized person. If shares are held jointly, each shareholder named should sign.

PLEASE MARK, SIGN AND DATE THIS PROXY AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED.